EXHIBIT 99

Investor Contact
Richard P. McCook, Executive Vice President and Chief Financial Officer
(765) 359-2891
FOR IMMEDIATE RELEASE

RAYTECH CORPORATION ANNOUNCES RELOCATION OF CORPORATE
OFFICE AND PROFITABILITY INITIATIVES IN DOMESTIC OEM BUSINESS

Crawfordsville, Indiana, October 4, 2005 - Raytech Corporation (NYSE: RAY) announced today that it has completed the previously announced closing of its former corporate office located in Shelton, Connecticut. Raytech’s corporate office is now located at:

Raytech Corporation
711 Tech Drive
Crawfordsville, Indiana 47933
(765) 359-2882

Raytech Corporation also today announced that as part of its strategy to improve production and profitability in its Domestic OEM segment, Raytech’s subsidiary, Raybestos Products Company (“RPC”) plans to exit its steel stamping business, primarily used to manufacture parts for its heavy-duty friction business. RPC will begin transitioning the steel stamping business to outside suppliers as well as moving the related heavy-duty paper assembly plant to a location near the outside supplier during the fourth quarter of 2005 and expects to complete such transition by the end of the second quarter of 2006.

Raytech Corporation also announced that it has begun discussions with the labor representatives of RPC’s Crawfordsville, Indiana plant on ways to further improve that plant’s productivity and profitability including the possibility of relocating certain of the remaining Crawfordsville operations to other more cost competitive locations or finding ways to match such cost savings benefits in the Crawfordsville location. RPC’s current contract with its union expires on May 1, 2006.

Larry Singleton, President and Chief Executive Officer stated, “Raybestos Products Company competes in a global market. Our customers are demanding lower costs for the products we provide in a highly competitive industry. We have to take the necessary steps to reduce our costs to satisfy our customers’ needs while providing an adequate return for our shareholders.”

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Raytech Corporation is a worldwide manufacturer of wet and dry clutch, power transmission and brake systems as well as specialty engineered polymer matrix composite products and related services for vehicular applications, including automotive OEM, heavy duty on-and-off highway vehicles and aftermarket vehicular power transmission systems. Through two technology and research centers and five manufacturing operations worldwide, Raytech develops and delivers energy absorption, power transmission and custom-engineered components focusing on niche applications where its expertise and technological excellence provide a competitive edge.

Raytech Corporation, headquartered in Crawfordsville, Indiana, operates manufacturing facilities in the United States, Germany and China as well as technology and research centers in Indiana and Germany. The Company's operations are strategically situated in close proximity to major customers and within easy reach of geographical areas with demonstrated growth potential.

Raytech common stock is listed on the New York Stock Exchange and trades under the symbol "RAY." Company information may be accessed on our Internet website http://www.raytech.com.

From time to time, information provided by Raytech Corporation, statements made by its employees, or information included in its filings with the Securities and Exchange Commission may contain statements which are so-called “forward-looking statements” and not historical facts. Forward-looking statements can be identified by the use of words such as “believe,”“expect,”“intend,”“anticipate,”“in my opinion,” and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Raytech's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including (without limitation) product demand, pricing, market acceptance, litigation, risks in product and technology development, and other risk factors detailed from time to time in Raytech’s Securities and Exchange Commission reports (including its Forms 10-K and 10-Q).